UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

May 28, 2015 (May 21, 2015)

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 West Jackson Boulevard, Suite 2400

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 21, 2015, Arad Levertov submitted his resignation as Chief Operating Officer of Enova International, Inc., (the “Company”) effective December 31, 2015.  In submitting his resignation, Mr. Levertov did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

On May 21, 2015 Enova International, Inc. and Arad Levertov entered into an employment agreement pursuant to which Mr. Levertov will receive the following bonus compensation:

Continuation Bonus. Mr. Levertov shall receive a cash payment equal to 75% of his annual base salary actually paid in 2015, payable at the same time bonuses for 2015 are paid to other senior executives. This Continuation Bonus shall replace any payments or benefits to which Mr. Levertov may have received under the STI Plan with respect to 2015 or any subsequent year.

Option Award Acceleration. Mr. Levertov shall become vested on January 1, 2016 in 66.6% of the Options granted under the Option Award Agreement rather than 33.3% as previously agreed under the Option Award Agreement.

RSU Award Acceleration. Mr. Levertov shall become vested on January 1, 2016 in 50% of the RSU Award granted under the RSU Award Agreement rather than 25% as previously agreed under the RSU Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: May 28, 2015	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary